UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including the accompanying exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On May 17, 2012, Marvell Technology Group Ltd. (“Marvell”) issued a press release regarding its financial results for its first fiscal quarter ended April 28, 2012. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Discussion of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), Marvell also reports non-GAAP financial measures. Pursuant to the requirements of Regulation G, Marvell has provided reconciliations with the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures included in the press release. Non-GAAP financial measures exclude the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance. Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how Marvell analyzes its operating results internally. Management also believes that these non-GAAP financial measures may be used to facilitate comparisons of Marvell’s results with that of other companies in its industry.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used by management in the following areas:

•	Management’s determination of the pro forma EPS utilized to measure the achievement of stock-based awards (adjustments may vary from award to award) for certain Marvell executive officers;

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets; and

•	Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures are adjusted by the exclusion of the following items:

•

Stock-based compensation. Stock-based compensation relates primarily to employee stock options and restricted stock units issued. Stock-based compensation expense is a non-cash expense that is difficult to predict as its valuation is affected by changes in market forces, such as the price of Marvell’s common shares, which is not within the control of management. Accordingly, management excludes this item from its internal operating forecasts and models.

•

Amortization and write-off of acquired intangible assets. Purchased intangible assets relate primarily to existing and core technology, and customer relationships of acquired businesses. Management considers these charges non-cash in nature and unrelated to Marvell’s core operating performance.

•

Acquisition-related costs. Acquisition-related costs primarily include the step-up in fair value of acquired inventory that was sold during the period, and the amortization of retention bonuses required by the terms of the acquisition. Management believes these charges are unrelated to the core operating activities for Marvell, and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Marvell’s performance against the performance of other companies without this variability.

•

Restructuring. Restructuring represents charges that are not directly related to Marvell’s ongoing or core business results. Management regularly excludes such items from internal operating forecasts and models because they are not considered a core operating activity for Marvell and because the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Marvell’s performance against the performance of other companies without this variability.

•

Other. From time to time, Marvell has other costs/benefits that are not directly related to Marvell’s ongoing or core business results. Excluding this data provides investors with a basis to compare Marvell’s performance against the performance of other companies without this variability.

The calculation of non-GAAP net income per share is adjusted for the following item:

•

Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of stock-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method. Since Marvell’s non-GAAP net income does not reflect the effects of these compensation costs, management believes these amounts should not be applied to the repurchase of shares in calculating non-GAAP net income per share.

Non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Item 8.01	Other Events.

Marvell today announced that it had declared the payment of its first quarterly dividend of $0.06 per share to be paid on July 11, 2012 to all shareholders of record as of June 21, 2012. Marvell intends to pay a regular quarterly cash dividend on its common shares subject to, among other things, the best interests of its shareholders, Marvell’s results of operations, cash balances and future cash requirements, financial condition, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

In addition, Marvell also announced today that it has authorized an increase of up to an additional $500 million under the existing share repurchase program. The cumulative total authorized for share repurchases by Marvell now amounts to $2.5 billion. Marvell has repurchased approximately $1.7 billion of its authorized $2 billion program leaving about $348 million remaining in the current repurchase program. With the new $500 million authorization the total repurchase program increases to $2.5 billion and the amount remaining to $848 million. Marvell has repurchased and retired over 107 million, or about 16 percent, of the outstanding shares since the initial announcement of the share repurchase program in August 2010.

Marvell intends to effect its repurchase program in accordance with the conditions of Rule 10b-18 under the Exchange Act. The repurchase program will be subject to market conditions and other factors and does not obligate Marvell to repurchase any dollar amount or number of its common shares. The program may be extended, modified, suspended or discontinued at any time. The repurchases are expected to be funded from Marvell’s current cash and short-term investments position.

A copy of the press release is attached herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 17, 2012

99.2	Press Release dated May 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2012

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 17, 2012

99.2	Press Release dated May 17, 2012